UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

Tishman Speyer Innovation Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40056	85-3869337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rockefeller Center 45 Rockefeller Plaza New York, New York 10111 Telephone: (212) 715-0300
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 715-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	TSIBU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	TSIB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	TSIBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Tishman Speyer Innovation Corp. II (the “Company”) historically classified a portion of the Company’s shares of redeemable Class A common stock (the “public shares”) as permanent equity to maintain stockholders’ equity in excess of $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. In connection with the preparation of the Company’s Form 10-Q for the quarterly period ended September 30, 2021 (the “Original Form 10-Q”), management re-evaluated the Company’s application of Accounting Standards Codification 480-10-S99 with respect to its accounting classification of public shares and determined that the public shares include redemption provisions that require classification of all public shares as temporary equity, regardless of the minimum net tangible asset requirement discussed above. After further consideration, management re-evaluated the impact of the reclassification of a portion of the public shares on the Company’s previously issued financial statements and, in consultation with the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that the reclassification is material with respect to certain of the Company’s previously issued financial statements, as further described below.

On December 16, 2021, the Company’s management and the Audit Committee concluded that (i) the Company’s previously issued audited balance sheet as of February 17, 2021, which was previously revised in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2021, (ii) the Company’s previously issued unaudited condensed financial statements as of and for the three months ended March 31, 2021, which were included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 25, 2021, (iii) the Company’s previously issued unaudited condensed financial statements as of and for the three and six months ended June 30, 2021, which were included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 12, 2021, and (iv) Note 2 to the Company’s previously issued unaudited condensed financial statements as of and for the three and nine months ended September 30, 2021, which were included in the Original Form 10-Q, respectively, should no longer be relied upon due to the classification error described above. Accordingly, the Company will restate certain of its previously issued financial statements in its future filings with the SEC, including in an amendment to the Original Form 10-Q (the “Form 10-Q/A”). In connection with the restatement, the Company expects to also correct its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. The restatement is expected to have no impact on the Company’s liquidity or cash position.

The Company’s management has concluded that in light of the classification error described above, a material weakness existed in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The material weakness and the Company’s remediation plan with respect to such material weakness will be described in more detail in the Form 10-Q/A.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TISHMAN SPEYER INNOVATION CORP. II

By:	/s/ Paul A. Galiano
Name: Paul A. Galiano
Title: Chief Operating Officer, Chief Financial Officer and Director

Date: December 16, 2021